UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 27, 2012

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 27, 2012, First Niagara Financial Group, Inc. (the “Company”) announced that it has taken steps to reposition its securities portfolio through the sale of $3.1 billion of mortgage-backed securities and subsequent repayment of $3.1 billion in short-term debt. These actions were designed to improve overall earnings quality and consistency by reducing the impact of prepayments on the mortgage-backed securities portfolio yield and net interest margin, as well as further strengthen key financial metrics. Based on the actions completed, the Company expects that it will recognize a $16 million pre-tax gain from the sale of securities in the second quarter of 2012.

A copy of the press release is included as exhibit 99.1 to this report. Electronic presentation slides have been posted on the investor relations tab of the Company’s website at www.firstniagara.com.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: June 27, 2012	By:	/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)